FHLB Des Moines Capital Plan Amended and Revised September 5, 2011 (Approved by the Federal Housing Finance Agency on August 5, 2011) Further Amended on May 31, 2015 (Approved by the Federal Housing Finance Agency on May 31, 2015)

TABLE OF CONTENTS Page -i- 1. Definitions................................................................................................................................................................. 1 2. Capital Structure ....................................................................................................................................................... 2 2.1 Authorized Capital Stock ............................................................................................................................. 2 2.2 Stock Issuance and Retirement Procedures ................................................................................................. 2 2.3 Minimum Investment Requirements ............................................................................................................ 3 2.4 Membership Stock Requirements ................................................................................................................ 3 2.5 Activity Based Stock Requirements ............................................................................................................ 4 3. Rights and Preferences .............................................................................................................................................. 4 3.1 Par Value ...................................................................................................................................................... 4 3.2 Ownership of Retained Earnings ................................................................................................................. 4 3.3 Voting Rights ............................................................................................................................................... 4 3.4 Dividends and Capital Distributions ............................................................................................................ 4 3.5 Liquidation ................................................................................................................................................... 5 3.6 Merger or Consolidation .............................................................................................................................. 5 4. Redemption, Repurchase and Transfer ..................................................................................................................... 5 4.1 Capital Stock Redemption ........................................................................................................................... 5 4.2 Capital Stock Repurchases ........................................................................................................................... 7 4.3 Limitations on Capital Stock Redemption or Repurchase ........................................................................... 8 4.4 Transfer of Excess Stock ............................................................................................................................. 9 5. Termination of Membership ..................................................................................................................................... 9 5.1 Voluntary Withdrawal from Membership.................................................................................................... 9 5.2 Involuntary Termination of Membership ................................................................................................... 10 5.3 Liquidation of Claims ................................................................................................................................ 10 6. Treatment of Capital Stock in the Merger .............................................................................................................. 10 7. Retained Earnings Enhancement Implementation and Definitions......................................................................... 11 7.1 Implementation .......................................................................................................................................... 11 7.2 Definitions applicable to Sections 7 through 10 of this Capital Plan ........................................................ 11 8. Establishment of Restricted Retained Earnings ...................................................................................................... 13 8.1 Segregation of Account.............................................................................................................................. 13 8.2 Funding of Account ................................................................................................................................... 13 9. Limitation on Dividends, Stock Purchase and Stock Redemption.......................................................................... 15 9.1 General Rule on Dividends ....................................................................................................................... 15

TABLE OF CONTENTS (continued) Page -ii- 9.2 Limitations on Repurchase and Redemption ............................................................................................. 15 10. Termination of Retained Earnings Capital Plan Amendment Obligations ............................................................. 15 10.1 Notice of Automatic Termination Event .................................................................................................... 15 10.2 Notice of Voluntary Termination ............................................................................................................... 17 10.3 Consequences of an Automatic Termination Event or Vote to Terminate the Agreement ........................ 17 Appendix I

1 1. Definitions For purposes of this Capital Plan, all capitalized terms used but not defined elsewhere have the following meanings: “Acquired Member Assets” means assets sold to the Bank pursuant to 12 C.F.R. Part 955 (as such regulation may be amended) and held on the Bank’s balance sheet. “Activity Based Stock” means a subclass of Class B Stock that is required to be purchased and held in order to obtain an advance and to engage in other transactions with the Bank. “Activity Based Stock Requirement” means the level of Activity Based Stock that must be purchased and held in order to obtain advances and engage in other transactions with the Bank. “Additional Capital” means the loss absorbing, distributable capital component created in the Merger equal to the difference between the fair value of the net assets acquired and the fair value of the Capital Stock issued in the Merger. “Bank” means the Federal Home Loan Bank of Des Moines. “Board of Directors” means the Board of Directors of the Bank. “Cancellation Fee” means the fee the Bank will impose upon a Member that cancels or revokes a Notice of Redemption or Notice of Withdrawal. “Capital Plan” means the Bank’s plan for a capital structure as required by 12 U.S.C. 1426(b) (as such may be amended), as approved by the Finance Agency. “Capital Stock” means, collectively, the Class A Stock and Class B Stock authorized under this Capital Plan. “Class A Stock” means the class A stock authorized for issuance under this Capital Plan. “Class B Stock” means the class B stock authorized for issuance under this Capital Plan. “Commitment” means any legally binding agreement that requires the Bank to make an advance, acquire Acquired Member Assets, or otherwise transact business with a Member. “Excess Shares” or “Excess Stock” means the amount or shares of each class or subclass of the Bank’s Capital Stock held by a Member that exceeds or does not count towards that Member’s Minimum Investment. “Finance Agency” means the Federal Housing Finance Agency, the regulator of the Federal Home Loan Bank System, or any successor thereto. “Member” means any institution that has been approved for membership in the Bank and has purchased the required amount of Membership Stock. “Membership Stock” means a subclass of Class B Stock that is required to be purchased and held as a condition of membership in the Bank. “Merger” means the merger of the Bank and the Federal Home Loan Bank of Seattle. “Merger Effective Time” means the effective time of the Merger.

2 “Membership Stock Requirement” means the level of Membership Stock that must be purchased and maintained as a condition of membership. “Minimum Investment” means the amount of Membership Stock necessary for a stockholder to satisfy its Membership Stock Requirement and the amount of Activity Based Stock necessary for a stockholder to satisfy its Activity Based Stock Requirement. “Notice of Redemption” means any written request by a Member to the Bank to redeem Capital Stock. “Notice of Withdrawal” means the written notice by a Member to the Bank of that Member’s intention to withdraw from membership in the Bank. “Total Assets” means a Member’s total assets as reported to the Member’s primary regulator or on its audited financial statement. 2. Capital Structure 2.1 Authorized Capital Stock The Bank issues Capital Stock only in accordance with 12 C.F.R. Section 931.2 (as such regulation may be amended) and in accordance with this Capital Plan. Capital Stock is composed of the following classes: • Class A Stock; and • Class B Stock. The Class B Stock is composed of the following sub-classes: • Membership Stock; and • Activity Based Stock. 2.2 Stock Issuance and Retirement Procedures The Bank acts as its own transfer agent and issues all stock in book-entry form. The Bank does not issue fractional shares of Capital Stock. A Minimum Investment shall be rounded up to the next $100. Any dividend declared in the form of Capital Stock shall be rounded down to the next $100 and any fractional shares shall be distributed in the form of a cash dividend. Capital Stock may be purchased and held only by Members, former Members that are required to hold Capital Stock after their membership has terminated in order to support outstanding advances and other transactions with the Bank, and entities that acquire Members, such as through mergers or consolidations, but which themselves are not Members.

3 The Bank issues Capital Stock in a stockholder’s name, credits the stockholder’s Class A Stock, Membership Stock or Activity Based Stock balance, as appropriate, and debits the stockholder’s demand deposit account for any payment due. Upon redemption or repurchase of Capital Stock, the Bank retires the stock, debits the stockholder’s Class A Stock, Membership Stock or Activity Based Stock balance, as appropriate, and credits the stockholder’s demand deposit account with any proceeds. The Bank shall not permit a stockholder to convert any Excess Shares of Capital Stock between classes or sub- classes of Capital Stock. 2.3 Minimum Investment Requirements The Board of Directors has a continuing obligation to review and adjust the Minimum Investment as necessary to ensure that the Bank remains in compliance with its capital requirements. The Bank shall provide notice to each stockholder of any adjustment to the Minimum Investment and the effective date of any such adjustment at least 15 days prior to the effective date of any such adjustment. Upon the effective date of any such adjustment, the Bank shall, as applicable, issue any Capital Stock in accordance with section 2.2 or repurchase any Capital Stock in accordance with section 4. A stockholder must comply promptly with any adjustments the Board of Directors makes to the Minimum Investment. 2.4 Membership Stock Requirements The Board of Directors has established a Membership Stock Requirement identified in Appendix I. The Board of Directors may adjust the Membership Stock Requirement within the ranges specified in Appendix I. Each Member is required to purchase and maintain Membership Stock in an amount equal to its Membership Stock Requirement, as calculated by the Bank. At least annually, the Bank calculates each Member’s Membership Stock Requirement as a percentage of Total Assets as of the preceding December 31st. The Bank will notify each Member of its Membership Stock Requirement at least 15 days prior to the effective date of any adjustments that the Bank shall make to the Member’s Membership Stock balance as a result of such annual calculation. If a Member’s Membership Stock Requirement has increased since the last time the Bank calculated the Member’s Membership Stock Requirement, the Bank shall issue Membership Stock in accordance with section 2.2. The Bank, in its discretion, may recalculate any Member’s Membership Stock Requirements more often than annually if the Bank deems it appropriate. The Bank may recalculate a Member’s Membership Stock Requirement if requested by the Member, or in the Bank’s discretion. In each of these cases, the Bank will calculate the Membership Stock Requirement based on the Member’s Total Assets as of the end of the most recent calendar quarter for which financial information is available. Notwithstanding any other provision of this Capital Plan, in the event that (a) a Member becomes insolvent or otherwise subject to the appointment of a conservator, receiver or other legal custodian under federal or state law, and (b) the Bank has terminated the Member’s membership, then that Member’s Membership Stock Requirement shall be zero.

4 2.5 Activity Based Stock Requirements The Board of Directors has established an Activity Based Stock Requirement identified in Appendix I. The Board of Directors may adjust the Activity Based Stock Requirement within the ranges specified in Appendix I. The Board of Directors may apply changes in the Activity Based Stock Requirement to any advances, whether new or existing, and other transactions. Each stockholder is required to purchase and maintain Activity Based Stock in an amount equal to its Activity Based Stock Requirement, as calculated by the Bank, as long as the advance or other transaction remains recorded on the Bank’s books and records. The Bank calculates each stockholder’s Activity Based Stock Requirement daily. The Bank shall notify each stockholder of any increase in its Activity Based Stock Requirement and issue Activity Based Stock to the stockholder in accordance with section 2.2. 2.6 Class A Stock No shares of Class A Stock shall be issued by the Bank except upon the automatic conversion, at the Merger Effective Time, of any shares of Class A Stock of the Federal Home Loan Bank of Seattle issued and outstanding immediately prior to the Merger Effective Time into the shares of Class A Stock. Shares of Class A Stock cannot be used to satisfy the Minimum Investment of any stockholder. All issued and outstanding shares of Class A Stock shall constitute Excess Stock, subject to repurchase by the Bank as provided in section 4.2.3. 3. Rights and Preferences 3.1 Par Value Capital Stock shall be issued, transferred, redeemed, and repurchased at a par value of $100. 3.2 Ownership of Retained Earnings The retained earnings, paid-in surplus, Additional Capital, undivided profits and equity reserves, if any, of the Bank are owned by the stockholders of Class B Stock in an amount proportional to the stockholder’s share of the total shares of issued and outstanding Class B Stock. Such stockholders have no right to receive any portion of these items except through the declaration of a dividend or capital distribution approved by the Board of Directors or upon liquidation of the Bank. 3.3 Voting Rights The voting rights associated with Capital Stock are defined in and governed by the Finance Agency’s regulations. No share of Capital Stock shall have any voting preference. 3.4 Dividends and Capital Distributions Except as otherwise provided herein or by regulation or statute, the Board of Directors has sole discretion to determine the amount, form, frequency and timing of dividend payments and capital distributions for each class

5 and subclass of Capital Stock. The Board of Directors may declare different dividends or capital distributions for any class or subclass of Capital Stock. Dividend payments may be made in the form of cash, additional shares of Capital Stock, or a combination thereof as determined by the Board of Directors. Capital distributions may only be made in the form of cash. Unless the Board of Directors declares otherwise, dividends and capital distributions are non-cumulative. Dividends may only be paid from current earnings, previously retained earnings or, subject to the approval of the Finance Agency, Additional Capital. Capital distributions may only be paid from Additional Capital. The Board of Directors may not declare or pay any dividends or make any capital distributions if the Bank is not in compliance with its capital requirements or, if after paying the dividend or making the capital distribution, the Bank would not be in compliance with its capital requirements. Each stockholder will be entitled to receive applicable dividends and capital distributions on Capital Stock held during the applicable dividend or capital distribution period for the period of time the stockholder owned the Capital Stock. The Bank pays dividends and capital distributions on Capital Stock as long as it is issued and outstanding, regardless of whether a Member has provided a Notice of Redemption or Notice of Withdrawal or a stockholder has terminated membership for any reason. 3.5 Liquidation If the Bank is liquidated, after payment in full to the Bank’s creditors, the Bank’s stockholders shall be entitled to receive the par value of their Class B Stock, as well as any retained earnings, paid-in surplus and Additional Capital, in an amount proportional to the stockholder’s share of the total shares of Class B Stock. If any shares of Class A Stock remain outstanding at the time of liquidation, the Class A stockholders will be entitled to receive the par value of their stock (but no additional amounts), prior to the distribution of any retained earnings, paid-in surplus or Additional Capital to the Class B stockholders. A liquidation of the Bank shall also be subject to any terms and conditions imposed by the Finance Agency. 3.6 Merger or Consolidation The Board of Directors shall determine the rights and preferences of the Bank’s stockholders in connection with any merger or consolidation, subject to any terms and conditions imposed by the Finance Agency. 4. Redemption, Repurchase and Transfer 4.1 Capital Stock Redemption Class B Stock is redeemable on five years’ written notice to the Bank. Class A Stock is redeemable on six months’ written notice to the Bank. The Bank shall not be obligated to redeem a Member’s Capital Stock other than in accordance with the Capital Plan, and is not permitted to redeem Capital Stock if such redemption would cause the Member to fail to meet its Minimum Investment or is otherwise prohibited pursuant to section 4.3. 4.1.1 Notice of Redemption A Member may redeem Capital Stock by providing a Notice of Redemption to the Bank specifying the class or sub-class and the number of shares of Capital Stock to be redeemed. A Member shall not have more than one Notice of Redemption outstanding at any one time for the same shares of Capital Stock.

6 The redemption period commences upon the Bank’s receipt of the Notice of Redemption. The Bank honors Notices of Redemption in the order in which the Bank receives them. The Bank shall redeem the Capital Stock identified in a Notice of Redemption following the expiration of the redemption period and pay the stated par value of that Capital Stock to the Member in cash in accordance with section 2.2 and subject to the limitations set forth in section 4.3, unless the Bank exercises its discretionary authority to repurchase Excess Stock in accordance with section 4.2 prior to that time. 4.1.2 Cancellation of Notice of Redemption A Member may cancel a Notice of Redemption prior to the end of the redemption period by providing written notice to the Bank of its intent to cancel its Notice of Redemption. The Bank will charge the Member a Cancellation Fee equal to the following: • one percent of the par value of the shares of Capital Stock subject to the Notice of Redemption if the Bank receives the cancellation of Notice of Redemption within one year of the day the Bank received the Notice of Redemption; • two percent of the par value of the shares of Capital Stock subject to the Notice of Redemption if the Bank receives the cancellation of Notice of Redemption within two years of the day the Bank received the Notice of Redemption; • three percent of the par value of the shares of Capital Stock subject to the Notice of Redemption if the Bank receives the cancellation of Notice of Redemption within three years of the day the Bank received the Notice of Redemption; • four percent of the par value of the shares of Capital Stock subject to the Notice of Redemption if the Bank receives the cancellation of Notice of Redemption within four years of the day the Bank received the Notice of Redemption; or • five percent of the par value of the shares of Capital Stock subject to the Notice of Redemption if the Bank receives the cancellation of Notice of Redemption within five years of the day the Bank received the Notice of Redemption. The Board of Directors may change the Cancellation Fee to any percentage of the par value of the shares of Capital Stock subject to the cancelled Notice of Redemption that is not less than 0.0 percent and not more than the percentages specified in the preceding paragraph. If the Board of Directors changes the Cancellation Fee, the Board of Directors will also determine whether the changed Cancellation Fee will apply to the cancellation of any previously submitted Notice of Redemption as well as those submitted in the future. Otherwise, the Cancellation Fee in effect at the time the Bank received the Notice of Redemption will apply to the cancellation of that Notice of Redemption. The Bank will notify Members in writing at least 15 days in advance of any changes in the Cancellation Fee. A Notice of Redemption by a Member (whose membership has not been terminated) shall be automatically cancelled if, within five business days after the end of the applicable redemption notice period, the Bank is prevented from redeeming the Member’s Capital Stock because the Member would fail to maintain its Minimum Investment after such redemption. The automatic cancellation (in full or to the extent required) shall have the same effect as a voluntary cancellation and the Bank shall impose the Cancellation Fee described in the preceding paragraph.

7 4.1.3 Notice of Withdrawal The Bank’s receipt of a Notice of Withdrawal commences the five-year redemption period for all Class B Stock or the six-month redemption for all Class A Stock held by that Member, in each case, that is not already subject to a pending Notice of Redemption. The redemption period for Membership Stock purchased subsequent to the Bank’s receipt of a Member’s Notice of Withdrawal shall be deemed to have commenced when the Bank issued such Membership Stock. Following the expiration of the redemption period, the Bank shall pay the stated par value of the Capital Stock to the Member in cash, in accordance with section 2.2 and subject to the limitations set forth in sections 4.3 and 5.3. 4.1.4 Cancellation of Notice of Withdrawal A Member may cancel a Notice of Withdrawal prior to the end of the redemption period by providing written notice to the Bank of its intent to cancel its Notice of Withdrawal. The Bank will charge the Member a Cancellation Fee on the par value of the Member’s Capital Stock balance as described in section 4.1.2. 4.1.5 Termination of Membership If an institution’s membership has been terminated as a result of a merger or consolidation into a nonmember or into a member of another Federal Home Loan Bank, the redemption period for any Capital Stock that is not subject to a pending Notice of Redemption shall be deemed to commence on the date on which the charter of the former member is terminated. If an institution’s membership is involuntarily terminated, the redemption period for all Capital Stock owned by the former member and not already subject to a pending Notice of Redemption shall commence on the date that the Board of Directors terminates the institution’s membership. 4.2 Capital Stock Repurchases The Bank, in its discretion, may repurchase any Excess Shares without regard to any redemption period. 4.2.1 Membership Stock Upon 15 days written notice to Members, the Bank may, in its sole discretion, repurchase Membership Stock which the Bank determines is Excess Stock without regard to the five-year redemption notice period. The Bank shall repurchase any such Excess Stock in accordance with section 2.2 and subject to the limitations set forth in section 4.3. Any repurchase of Membership Stock automatically reduces the amount of Membership Stock that is the subject of any outstanding Notice of Redemption by the amount of Membership Stock repurchased. If a Member has Membership Stock that is subject to more than one Notice of Redemption, the Bank will automatically reduce the amount of Membership Stock that is subject to such outstanding Notices of Redemption in the same order in which the Bank received such Notices of Redemption. A Member’s submission of a Notice of Withdrawal in accordance with section 5.1, or its termination of membership in any other manner, will not, in and of itself, cause any Membership Stock to be deemed Excess Stock for purposes of this section.

8 4.2.2 Activity Based Stock Each Member may hold Excess Shares of Activity Based Stock up to the operational threshold established in Appendix I. The Board of Directors may, from time to time, increase or decrease the operational threshold within ranges specified in Appendix I. The Bank will notify each Member of a change in the operational threshold at least 15 days prior to implementing the change. The Bank will repurchase any Excess Shares of Activity Based Stock that exceed the operational threshold established in Appendix I, on at least a scheduled, monthly basis in accordance with section 2.2 and subject to the limitations set forth in section 4.3. The Bank will notify Members at least 15 days in advance of the scheduled date(s) for repurchasing Activity Based Stock and prior to implementing any changes in the scheduled date(s) for repurchasing Activity Based Stock. 4.2.3 Class A Stock The Bank may repurchase any shares of Class A Stock at any time; provided, that the Bank will notify Members at least 15 days in advance of the scheduled date(s) for repurchasing Class A Stock and prior to implementing any changes in the scheduled date(s) for repurchasing Class A Stock. 4.3 Limitations on Capital Stock Redemption or Repurchase The Bank will not redeem or repurchase Capital Stock: • without the prior written approval of the Finance Agency, if the Finance Agency or the Board of Directors has determined that the Bank has incurred, or is likely to incur, losses that result in or are likely to result in charges against the capital of the Bank. This prohibition shall apply even if the Bank is in compliance with its capital requirements, and shall remain in effect for however long the Bank continues to incur such charges or until the Finance Agency determines that such charges are not expected to continue; or • if the redemption or repurchase would cause the Bank to be out of compliance with its capital requirements; or • if the redemption or repurchase would cause a stockholder to be out of compliance with its Minimum Investment; or • if the sum of all requested Capital Stock redemptions that the Bank is scheduled to make on any date equals or exceeds the amount that would cause the Bank to fall below its capital requirements, in which case the Bank will process redemptions in the order in which notification was received, but in no case will the Bank redeem Capital Stock to the point that it would fail to meet its capital requirements. The Bank, upon the approval of its Board of Directors, or of a subcommittee thereof, may suspend redemption of Capital Stock if the Bank reasonably believes that continued redemption of Capital Stock would cause the Bank to fail to meet its capital requirements, would prevent the Bank from maintaining adequate capital against a potential risk that may not be adequately reflected in its capital requirements, or would otherwise prevent the Bank from operating in a safe and sound manner. The Bank will notify the Finance Agency in writing within two business days of the date of the decision to suspend the redemption of Capital Stock, informing the Finance Agency of the reasons for the suspension and of the Bank’s strategies and time frames for addressing the conditions that led to the suspension. The Finance Agency may require the Bank to re-institute the redemption of Capital Stock. The

9 Bank will not repurchase any Capital Stock without the written permission of the Finance Agency during any period in which the Bank has suspended redemption of Capital Stock under this paragraph. 4.4 Transfer of Excess Stock With the prior approval of the Bank, a Member may transfer Excess Stock to another Member that controls, is controlled by, or is under common control with the Member. If a Member that has filed a Notice of Redemption transfers Excess Stock that is subject to that notice to another Member, the transfer shall be deemed to be a cancellation of the Notice of Redemption on the Excess Stock transferred upon the effective date of the transfer. The transferring Member shall be responsible for paying any applicable Cancellation Fees in accordance with section 4.1.2. If a Member that has filed a Notice of Withdrawal transfers Excess Stock to another Member, the transfer shall be deemed to be a cancellation of the five-year redemption period on the Excess Stock transferred. The transferring Member shall be responsible for paying any applicable Cancellation Fees in accordance with section 4.1.2. The Bank shall transfer Capital Stock only in accordance with 12 C.F.R. Section 931.6 (as such regulation may be amended). The Bank will not approve a Capital Stock transfer if the transfer would result in the transferring Member being out of compliance with its Minimum Investment. Capital Stock may be traded only between the Bank and its Members. All Capital Stock transfers are to be at par value and are effective upon being recorded on the appropriate books and records of the Bank. 5. Termination of Membership A Member’s submission of a Notice of Withdrawal, or its termination of membership in any other manner, shall not, in and of itself, cause any Capital Stock to be deemed Excess Stock. If a former Member’s membership has been withdrawn, terminated involuntarily, or terminated as a result of a merger or consolidation, the Bank shall redeem or repurchase such former Member’s Capital Stock in accordance with section 4 and subject to the limitations in sections 4.1, 4.2, 4.3 and 5.3. 5.1 Voluntary Withdrawal from Membership Any institution may withdraw from membership by providing a Notice of Withdrawal. A Member that has submitted its Notice of Withdrawal continues to have access to the benefits of membership until the effective date of its withdrawal, but the Bank does not have to provide any further services, including advances, that would mature or otherwise terminate subsequent to the effective date of the withdrawal. The membership of an institution that has submitted a Notice of Withdrawal shall terminate five years from the date of the Bank’s receipt of the Member’s Notice of Withdrawal, unless the institution has cancelled its Notice of Withdrawal prior to that date. 5.2 Involuntary Termination of Membership The Board of Directors may terminate a Member’s membership pursuant to the Finance Agency’s regulations. A Member whose membership is terminated involuntarily shall cease being a Member as of the date on which the

10 Board of Directors acts to terminate the membership, and the institution shall have no right to obtain any of the benefits of membership after that date, but shall be entitled to receive any dividends declared on its Capital Stock until the Capital Stock is redeemed or repurchased by the Bank. 5.3 Liquidation of Claims If an institution withdraws from membership or has its membership terminated, the Bank will determine an orderly manner for: • liquidating all outstanding indebtedness (including prepayment fees) owed by that Member to the Bank, and • settling all other claims against the Member. If an institution that withdraws from membership or has its membership terminated remains indebted to the Bank or has outstanding any transactions with the Bank after the effective date of its termination of membership, the Bank shall not redeem or repurchase any Activity Based Stock or Class A Stock if such redemption or repurchase is subject to any of the limitations in section 4.3. The Bank shall redeem or repurchase any Activity Based Stock and Class A Stock in accordance with section 4. 6. Treatment of Capital Stock in the Merger Each share of Capital Stock of the Bank issued and outstanding immediately prior to the Merger Effective Time will, at the Merger Effective Time, automatically and without any further action by the holder of such share, be designated as Class B Stock, of the same subclass as it was immediately prior to the Merger Effective Time. Each former stockholder of the Federal Home Loan Bank of Seattle will be required to satisfy the Minimum Investment requirements set forth in section 2 and Appendix I of this Capital Plan as of the Merger Effective Time. The Class B Stock of the Bank issued in the Merger to each former stockholder of the Federal Home Loan Bank of Seattle at the Merger Effective Time will, first, be allocated to satisfy such stockholder’s Membership Stock Requirement, and any remaining Class B Stock issued in the Merger to such former Federal Home Loan Bank of Seattle stockholders will be allocated as Activity Based Stock. If a former stockholder of the Federal Home Loan Bank of Seattle does not own sufficient Class B Stock to satisfy the Minimum Investment requirements as of the Merger Effective Time, then the Bank will issue additional shares of Class B Stock and debit such stockholder’s demand deposit account at the Bank in accordance with section 2.2. 7. Retained Earnings Enhancement Implementation and Definitions 7.1 Implementation The provisions of sections 7 through 10 shall become effective upon, and only upon, the occurrence of the Interim Capital Plan Amendment Implementation Date. Until the Restriction Termination Date, in the event of any

11 conflict between sections 7 through 10 and the remainder of this Capital Plan, the applicable terms of sections 7 through 10 shall govern, and shall be interpreted in a manner such that the restrictions set forth therein are supplementary to, and not in lieu of, the requirements of the remainder of this Capital Plan. 7.2 Definitions applicable to Sections 7 through 10 of this Capital Plan As used in these sections 7 through 10, the following capitalized terms shall have the following meanings. Other capitalized terms used but not defined in these sections 7 through 10, shall have the meanings set forth in section 1 of this Capital Plan. “Act” means the Federal Home Loan Bank Act, as amended as of the Effective Date. “Adjustment to Prior Net Income” means either an increase, or a decrease, to a prior calendar quarter’s Quarterly Net Income subsequent to the date on which any allocation to Restricted Retained Earnings for such calendar quarter was made. “Agreement” means the Joint Capital Enhancement Agreement adopted by the FHLBanks on the Effective Date and amended on the date on which the FHFA has approved the Retained Earnings Capital Plan Amendments for all of the FHLBanks that have issued capital stock pursuant to a capital plan as of the Effective Date. “Allocation Termination Date” means the date the Bank’s obligation to make allocations to the Restricted Retained Earnings account is terminated permanently. That date is determined pursuant to section 10 of this Capital Plan. “Automatic Termination Event” means (i) a change in the Act, or another applicable statute, occurring subsequent to the Effective Date, that will have the effect of creating a new, or higher, assessment or taxation on net income or capital of the FHLBanks, or (ii) a change in the Act, another applicable statute, or the Regulations, occurring subsequent to the Effective Date, that will result in a higher mandatory allocation of an FHLBank’s Quarterly Net Income to any Retained Earnings account than the annual amount, or total amount, specified in an FHLBank’s capital plan as in effect immediately prior to the Automatic Termination Event. “Automatic Termination Event Declaration Date” means the date specified in section 10.1.1 or 10.1.2 of this Capital Plan. “Bank’s Total Consolidated Obligations” means the daily average carrying value for the calendar quarter, excluding the impact of fair value adjustments (i.e., fair value option and hedging adjustments), of the Bank’s portion of outstanding System Consolidated Obligations for which it is the primary obligor. “Declaration of Automatic Termination” means a signed statement, executed by officers authorized to sign on behalf of each FHLBank that is a signatory to the statement, in which at least 2/3 of the then existing FHLBanks declare their concurrence that a specific statutory or regulatory change meets the definition of an Automatic Termination Event. “Dividend” means a distribution of cash, other property, or stock to a Stockholder with respect to its holdings of Capital Stock. “Dividend Restriction Period” means any calendar quarter: (i) that includes the REFCORP Termination Date, or occurs subsequent to the REFCORP Termination Date; (ii) that occurs prior to an Allocation Termination Date; and (iii) during which the amount of the Bank’s Restricted Retained Earnings is less than the amount of the Bank’s RREM. If the amount of the Bank’s Restricted Retained Earnings is at least equal to the amount of the

12 Bank’s RREM, and subsequently the Bank’s Restricted Retained Earnings becomes less than its RREM, the Bank shall be deemed to be in a Dividend Restriction Period (unless an Allocation Termination Date has occurred). “Effective Date” means February 28, 2011. “GAAP” means accounting principles generally accepted in the United States as in effect from time to time. “FHFA” means the Federal Housing Finance Agency, or any successor thereto. “FHLBank” means a Federal Home Loan Bank chartered under the Act. “Interim Capital Plan Amendment Implementation Date” means 31 days after the date by which the FHFA has approved a capital plan amendment substantially the same as the Retained Earnings Capital Plan Amendment for all of the FHLBanks that have issued capital stock pursuant to a capital plan as of the Effective Date. “Net Loss” means that the Quarterly Net Income of the Bank is negative, or that the annual net income of the Bank calculated on the same basis is negative. “Quarterly Net Income” means the amount of net income of an FHLBank for a calendar quarter calculated in accordance with GAAP, after deducting the FHLBank’s required contributions for that quarter to the Affordable Housing Program under section 10(j) of the Act, as reported in the FHLBank’s quarterly and annual financial statements filed with the Securities and Exchange Commission. “REFCORP Termination Date” means the last day of the calendar quarter in which the FHLBanks” final regular payments are made on obligations to REFCORP in accordance with Section 997.5 of the Regulations and Section 21B(f) of the Act. “Regular Contribution Amount” means the result of (i) 20 percent of Quarterly Net Income; plus (ii) 20 percent of a positive Adjustment to Prior Net Income for any prior calendar quarter that includes the REFCORP Termination Date, or occurred subsequent to the REFCORP Termination Date, to the extent such adjustment has not yet been made in the current calendar quarter; minus (iii) 20 percent of the absolute value of a negative Adjustment to Prior Net Income for any prior calendar quarter that includes the REFCORP Termination Date, or occurred subsequent to the REFCORP Termination Date, to the extent such adjustment has not yet been made in the current calendar quarter. “Regulations” mean: (i) the rules and regulations of the Federal Housing Finance Agency (except to the extent that they may be modified, terminated, set aside or superseded by the Director of the FHFA) in effect on the Effective Date; (ii) the rules and regulations of the FHFA, as amended from time to time. “Restricted Retained Earnings” means the cumulative amount of Quarterly Net Income and Adjustments to Prior Net Income allocated to the Bank’s Retained Earnings account restricted pursuant to the Retained Earnings Capital Plan Amendment, and does not include amounts retained in: (i) any accounts in existence at the Bank on the Effective Date; or (ii) any other Retained Earnings accounts subject to restrictions that are not part of the terms of the Retained Earnings Capital Plan Amendment. “Restricted Retained Earnings Minimum” (“RREM”) means a level of Restricted Retained Earnings calculated as of the last day of each calendar quarter equal to one percent of the Bank’s Total Consolidated Obligations.

13 “Restriction Termination Date” means the date the restriction on the Bank paying Dividends out of the Restricted Retained Earnings account, or otherwise reallocating funds from the Restricted Retained Earnings account, is terminated permanently. That date is determined pursuant to section 10 of this Capital Plan. “Retained Earnings” means the retained earnings of an FHLBank calculated pursuant to GAAP. “Retained Earnings Capital Plan Amendment” means the amendment to this Capital Plan, made a part thereof, adopted effective on the Interim Capital Plan Amendment Implementation Date adding sections 7 through 10 to this Capital Plan. “Special Contribution Amount” means the result of: (i) 50 percent of Quarterly Net Income; plus (ii) 50 percent of a positive Adjustment to Prior Net Income for any prior calendar quarter that includes the REFCORP Termination Date, or occurred subsequent to the REFCORP Termination Date, to the extent such adjustment has not yet been made in the current calendar quarter; minus (iii) 50 percent of the absolute value of a negative Adjustment to Prior Net Income for any prior calendar quarter that includes the REFCORP Termination Date, or occurred subsequent to the REFCORP Termination Date, to the extent such adjustment has not yet been made by the current calendar quarter. “Stockholder” means: (i) a Member; (ii) a former Member that continues to own Capital Stock; or (iii) a successor to an entity that was a Member that continues to own Capital Stock. “System Consolidated Obligation” means any bond, debenture, or note authorized under the Regulations to be issued jointly by the FHLBanks pursuant to Section 11(a) of the Act, as amended, or any bond or note previously issued by the Federal Housing Finance Agency on behalf of all FHLBanks pursuant to Section 11(c) of the Act, on which the FHLBanks are jointly and severally liable, or any other instrument issued through the Office of Finance, or any successor thereto, under the Act, that is a joint and several liability of all the FHLBanks. “Total Capital” means Retained Earnings, the amount paid-in for Capital Stock, the amount of any Additional Capital, the amount of any general allowance for losses, and the amount of other instruments that the FHFA has determined to be available to absorb losses incurred by the Bank. 8. Establishment of Restricted Retained Earnings 8.1 Segregation of Account No later than the REFCORP Termination Date, the Bank shall establish an account in its official books and records in which to allocate its Restricted Retained Earnings, with such account being segregated on its books and records from the Bank’s Retained Earnings that are not Restricted Retained Earnings for purposes of tracking the accumulation of Restricted Retained Earnings and enforcing the restrictions on the use of the Restricted Retained Earnings imposed in the Retained Earnings Capital Plan Amendment. 8.2 Funding of Account 8.2.1 Date on which Allocation Begins The Bank shall allocate to its Restricted Retained Earnings account an amount at least equal to the Regular Contribution Amount beginning on the REFCORP Termination Date. The Bank shall allocate amounts to the Restricted Retained Earnings account only through contributions from its Quarterly Net Income or Adjustments to Prior Net Income occurring on or after the REFCORP Termination Date, but nothing in the Retained Earnings Capital Plan Amendment shall prevent the Bank from allocating a

14 greater percentage of its Quarterly Net Income or positive Adjustment to Prior Net Income to its Restricted Retained Earnings account than the percentages set forth in the Retained Earning Capital Plan Amendment. 8.2.2 Ongoing Allocation During any Dividend Restriction Period that occurs before the Allocation Termination Date, the Bank shall continue to allocate its Regular Contribution Amount (or when and if required under subsection 8.2.4 below, its Special Contribution Amount) to its Restricted Retained Earnings account. 8.2.3 Treatment of Quarterly Net Losses and Annual Net Losses In the event the Bank sustains a Net Loss for a calendar quarter, the following shall apply: (i) to the extent that its cumulative calendar year-to-date net income is positive at the end of such quarter, the Bank may decrease the amount of its Restricted Retained Earnings such that the cumulative addition to the Restricted Retained Earnings account calendar year-to-date at the end of such quarter is equal to 20 percent of the amount of such cumulative calendar year-to-date net income; (ii) to the extent that its cumulative calendar year-to-date net income is negative at the end of such quarter (a) the Bank may decrease the amount of its Restricted Retained Earnings account such that the cumulative addition calendar year-to-date to the Restricted Retained Earnings at the end of such quarter is zero, and (b) the Bank shall apply any remaining portion of the Net Loss for the calendar quarter first to reduce Retained Earnings that are not Restricted Retained Earnings until such Retained Earnings are reduced to zero, and thereafter may apply any remaining portion of the Net Loss for the calendar quarter to reduce Restricted Retained Earnings; and (iii) for any subsequent calendar quarter in the same calendar year, the Bank may decrease the amount of its quarterly allocation to its Restricted Retained Earnings account in that subsequent calendar quarter such that the cumulative addition to the Restricted Retained Earnings account calendar year-to-date is equal to 20 percent of the amount of such cumulative calendar year-to-date net income. In the event the Bank sustains a Net Loss for a calendar year, any such Net Loss first shall be applied to reduce Retained Earnings that are not Restricted Retained Earnings until such Retained Earnings are reduced to zero, and thereafter any remaining portion of the Net Loss for the calendar year may be applied to reduce Restricted Retained Earnings. 8.2.4 Funding at the Special Contribution Amount If during a Dividend Restriction Period, the amount of the Bank’s Restricted Retained Earnings decreases in any calendar quarter, except as provided in subsections 8.2.3(i) and (ii)(a) above, the Bank shall allocate the Special Contribution Amount to its Restricted Retained Earnings account beginning at the following calendar quarter-end (except as provided in the last sentence of this subsection). Thereafter, the Bank shall continue to allocate the Special Contribution Amount to its Restricted Retained Earnings account until the cumulative difference between: (i) the allocations made using the Special Contribution Amount; and (ii) the allocations that would have been made if the Regular Contribution Amount applied, is equal to the amount of the prior decrease in the amount of its Restricted Retained Earnings account arising from the application of subsection 8.2.3(ii)(b). If at any calendar quarter-end the allocation of the Special Contribution Amount would result in a cumulative allocation in excess of such prior decrease in the amount of Restricted Retained Earnings: (i) the Bank may allocate such percentage of Quarterly Net Income to the Restricted Retained Earnings account that shall exactly restore the amount of the prior decrease, plus the amount of the Regular Contribution Amount for that quarter; and (ii) the Bank in subsequent quarters shall revert to paying at least the Regular Contribution Amount.

15 8.2.5 Release of Restricted Retained Earnings If the Bank’s RREM decreases from time to time due to fluctuations in the Bank’s Total Consolidated Obligations, amounts in the Restricted Retained Earnings account in excess of 150 percent of the RREM may be released by the Bank from the restrictions otherwise imposed on such amounts pursuant to the provisions of the Retained Earnings Capital Plan Amendment, and reallocated to its Retained Earnings that are not Restricted Retained Earnings. Until the Restriction Termination Date, the Bank may not otherwise reallocate amounts in its Restricted Retained Earnings account (provided that a reduction in the Restricted Retained Earnings account following a Net Loss pursuant to subsection 8.2.3 is not a reallocation). 8.2.6 No Effect on Rights of Shareholders as Owners of Retained Earnings In the event of the liquidation of the Bank, or a taking of the Bank’s Retained Earnings by any future federal action, nothing in the Retained Earnings Capital Plan Amendment shall change the rights of the holders of the Bank’s Class B stock that confer ownership of Retained Earnings, including Restricted Retained Earnings, as granted under Section 6(h) of the Act. 9. Limitation on Dividends, Stock Purchase and Stock Redemption 9.1 General Rule on Dividends From the REFCORP Termination Date through the Restriction Termination Date, the Bank may not pay Dividends, or otherwise reallocate funds (except as expressly provided in subsection 8.2.5, and further provided that a reduction in the Restricted Retained Earnings account following a Net Loss pursuant to subsection 8.2.3 is not a reallocation), out of Restricted Retained Earnings. During a Dividend Restriction Period, the Bank may not pay Dividends out of the amount of Quarterly Net Income required to be allocated to Restricted Retained Earnings. 9.2 Limitations on Repurchase and Redemption From the REFCORP Termination Date through the Restriction Termination Date, the Bank shall not engage in a repurchase or redemption transaction if following such transaction the Bank’s Total Capital as reported to the FHFA falls below the Bank’s aggregate paid-in amount of Capital Stock. 10. Termination of Retained Earnings Capital Plan Amendment Obligations 10.1 Notice of Automatic Termination Event 10.1.1 Action by FHLBanks If the Bank desires to assert that an Automatic Termination Event has occurred (or will occur on the effective date of a change in a statute or the Regulations), the Bank shall provide prompt written notice to all of the other FHLBanks (and provide a copy to the FHFA) identifying the specific statutory or regulatory change that is the basis for the assertion. For the purposes of this section, “prompt written notice” means notice delivered no later than 90 calendar days subsequent to: (1) the date the specific statutory change takes effect; or (2) the date an interim final rule or final rule effecting the specific regulatory change is published in the Federal Register.

16 If within 60 calendar days of transmission of such written notice to all of the other FHLBanks, at least 2/3 of the then existing FHLBanks (including the Bank)execute a Declaration of Automatic Termination concurring that the specific statutory or regulatory change identified in the written notice constitutes an Automatic Termination Event, then the Declaration of Automatic Termination shall be delivered by the Bank to the FHFA within 10 calendar days of the date that the Declaration of Automatic Termination is executed. After the expiration of a 60 calendar day period that begins when the Declaration of Automatic Termination is delivered to the FHFA, or is delivered to the FHFA by another FHLBank pursuant to the terms of its capital plan, an Automatic Termination Event Declaration Date shall be deemed to occur (except as provided in subsection 10.1.3). If a Declaration of Automatic Termination concurring that the specific statutory or regulatory change identified in the written notice constitutes an Automatic Termination Event has not been executed by at least the required 2/3 of the then existing FHLBanks within 60 calendar days of transmission of such notice to all of the other FHLBanks, the Bank may request a determination from the FHFA that the specific statutory or regulatory change constitutes an Automatic Termination Event. Such request must be filed with the FHFA within 10 calendar days after the expiration of the 60 calendar day period that begins upon transmission of the written notice of the basis of the assertion to all of the other FHLBanks. 10.1.2 Action by FHFA The Bank may request a determination from the FHFA that a specific statutory or regulatory change constitutes an Automatic Termination Event, and may claim that an Automatic Termination Event has occurred, or will occur, with respect to a specific statutory or regulatory change only if the Bank has complied with the time limitations and procedures of subsection 10.1.1. If within 60 calendar days after the Bank delivers such a request to the FHFA, or another FHLBank delivers such a request pursuant to its capital plan, the FHFA provides the requesting FHLBank with a written determination that a specific statutory or regulatory change is an Automatic Termination Event, then an Automatic Termination Event Declaration Date shall be deemed to occur as of the expiration of such 60 calendar day period (except as provided in subsection 10.1.3). The date of the Automatic Termination Event Declaration Date shall be as of the expiration of such 60 calendar day period (except as provided in subsection 10.1.3) no matter on which day prior to the expiration of the 60 calendar day period the FHFA has provided its written determination. If the FHFA fails to make a determination within 60 calendar days after an FHLBank delivers such a request to the FHFA, then an Automatic Termination Event Declaration Date shall be deemed to occur as of the date of the expiration of such 60 calendar day period (except as provided in subsection 10.1.3); provided, however, that the FHFA may make a written request for information from the requesting FHLBank, and toll such 60 calendar day period from the date that the FHFA transmits its request until that FHLBank delivers to the FHFA information responsive to its request. If within 60 calendar days after an FHLBank delivers to the FHFA a request for determination that a specific statutory or regulatory change constitutes an Automatic Termination Event (or such longer period if the 60 calendar day period is tolled pursuant to the preceding sentence), the FHFA provides that FHLBank with a written determination that a specific statutory or regulatory change is not an Automatic Termination Event, then an Automatic Termination Event shall not have occurred with respect to such change. 10.1.3 Proviso as to Occurrence of Automatic Termination Event Declaration Date

17 In no case under this subsection 10.1 may an Automatic Termination Event Declaration Date be deemed to occur prior to: (1) the date the specific statutory change takes effect; or (2) the date an interim final rule or final rule effecting the specific regulatory change is published in the Federal Register. 10.2 Notice of Voluntary Termination If the FHLBanks terminate the Agreement, then the FHLBanks shall provide written notice to the FHFA that the FHLBanks have voted to terminate the Agreement. 10.3 Consequences of an Automatic Termination Event or Vote to Terminate the Agreement 10.3.1 Consequences of Voluntary Termination In the event the FHLBanks deliver written notice to the FHFA that the FHLBanks have voted to terminate the Agreement, then without any further action by the Bank or the FHFA: (i) the date of delivery of such notice shall be an Allocation Termination Date; and (ii) one year from the date of delivery of such notice shall be a Restriction Termination Date. 10.3.2 Consequences of an Automatic Termination Event Declaration Date If an Automatic Termination Event Declaration Date has occurred, then without further action by the Bank or the FHFA: (i) the date of the Automatic Termination Event Declaration Date shall be an Allocation Termination Date; and (ii) one year from the date of the Automatic Termination Event Declaration Date shall be a Restriction Termination Date. 10.3.3 Deletion of Operative Provisions of Retained Earnings Capital Plan Amendment Without any further action by the Bank or the FHFA, on the Restriction Termination Date, sections 7 through 10 of this Capital Plan shall be deleted.

Appendix I

Membership Stock Requirement

Each Member is required to purchase and maintain Membership Stock equal to the following:

	Membership Stock Requirement[2]	Minimum Investment Range[1]	
		Minimum	Maximum
% of Total Assets	0.12%	0.05%	0.25%
Membership Stock Cap	$10 million	$1 million	$30 million
Membership Stock Floor	$10,000	$10,000	$30,000

Activity Based Stock Requirement

Each Member is required to purchase and maintain Activity Based Stock issued in accordance with section 2.5 of this Capital Plan equal to the percentage of the book value on the Bank's books and records of the following transactions as shown in the table below.

		Minimum Investment Range[1]	
Transaction	Activity Based Stock Requirement[2]	Minimum	Maximum
Outstanding Advances	4.00%	2.00%	5.00%
Outstanding Acquired Member Assets[3]	4.00%	0.00%	5.00%
Outstanding Letters of Credit[4]	0.10%	0.00%	0.175%
Advance Commitments	0.00%	0.00%	0.35%
Acquired Member Asset Commitments	0.00%	0.00%	0.60%

Operational Threshold

Each Member is permitted to retain Excess Shares of Activity Based Stock in an amount not to exceed the following operational threshold, designed to minimize the number of repurchase transactions for the Bank and its Members.

		Operational Threshold Range[1]	
	Current Operational Threshold[2]	Minimum	Maximum
Operational Threshold	$0[5]	$0	$250,000

1 Changes to the Minimum Investment and operational threshold ranges constitute amendments to the Capital Plan and requires approval by the Finance Agency.

2 The Board of Directors reviews and adjusts the Membership Stock Requirement, Activity Based Stock Requirement and the Current Operational Threshold within the established ranges, subject to the Member notification requirements in section 2.3.

3 Board of Directors approved change to Activity Based Stock Requirement for Acquired Member Assets from 4.45% to 4.00% effective August 1, 2013.

4 Board of Directors approved change to Activity Based Stock Requirement for Letters of Credit from 0.00% to 0.10% effective October 1, 2020.

5 Board of Directors approved change to current Operational Threshold for Excess Shares of Activity Based Stock effective January 4, 2012.